Exhibit 10.1

PURCHASE AGREEMENT

dated August 31, 2016

among

EGALET CORPORATION,

THE SUBSIDIARY GUARANTORS NAMED HEREIN

and

THE PURCHASER NAMED HEREIN

$80,000,000 13% SENIOR SECURED NOTES

Table of Contents

		Page

ARTICLE I
INTRODUCTORY

Section 1.1	Introductory	1

ARTICLE II
RULES OF CONSTRUCTION AND DEFINED TERMS

Section 2.1	Rules of Construction and Defined Terms	1

ARTICLE III
SALE AND PURCHASE OF NOTES; CLOSINGS; ALLOCATION OF PURCHASE PRICE

Section 3.1	Sale and Purchase of Notes; Closings	1
Section 3.2	Allocation of Purchase Price	2

ARTICLE IV
REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF PURCHASER

Section 4.1	Purchase for Investment and Restrictions on Resales	3
Section 4.2	Purchaser Status	4
Section 4.3	Source of Funds; ERISA Matters	4
Section 4.4	Due Diligence	6
Section 4.5	Enforceability of this Purchase Agreement	7
Section 4.6	Confidentiality Agreement	7
Section 4.7	Tax Matters	7
Section 4.8	Reliance for Opinions	7

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE OBLIGORS

Section 5.1	Securities Laws	8
Section 5.2	Investment Company Act Matters	8
Section 5.3	Use of Proceeds; Margin Regulations	9
Section 5.4	Exchange Act Documents	9
Section 5.5	Financial Statements	9
Section 5.6	Organization; Power; Authorization; Enforceability	9
Section 5.7	Equity Interests; Ownership Structure	10
Section 5.8	Governmental and Third Party Authorizations	10
Section 5.9	No Conflicts	10
Section 5.10	No Violation or Default	11
Section 5.11	No Material Adverse Change	11
Section 5.12	Compliance with ERISA	11
Section 5.13	Tax Matters	12

i

ARTICLE VIII
SURVIVAL OF CERTAIN PROVISIONS

Section 8.1	Survival of Certain Provisions	22

ARTICLE IX
NOTICES

Section 9.1	Notices	23

ARTICLE X
SUCCESSORS AND ASSIGNS

Section 10.1	Successors and Assigns	23

ARTICLE XI
SEVERABILITY

Section 11.1	Severability	23

ARTICLE XII
WAIVER OF JURY TRIAL

Section 12.1	WAIVER OF JURY TRIAL	23

ARTICLE XIII
GOVERNING LAW; CONSENT TO JURISDICTION

Section 13.1	Governing Law; Consent to Jurisdiction	23

ARTICLE XIV
COUNTERPARTS

Section 14.1	Counterparts	24

ARTICLE XV
TABLE OF CONTENTS AND HEADINGS

Section 15.1	Table of Contents and Headings	24

Annex A	Rules of Construction and Defined Terms

Exhibit A	Form of Royalty Right Agreement

Schedule 1	Purchaser
Schedule 2	Confidentiality Agreement
Schedule 5.7	Equity Interests; Ownership Structure
Schedule 5.8	Governmental and Third Party Authorizations
Schedule 5.14	Legal Proceedings

Schedule 5.16	Existing Indebtedness
Schedule 5.19	Intellectual Property

PURCHASE AGREEMENT

August 31, 2016

To the Purchaser named in Schedule 1

Ladies and Gentlemen:

Egalet Corporation, a Delaware corporation (the “Issuer”), and the Subsidiaries of the Issuer named on the signature pages hereto (the “Subsidiary Guarantors”), hereby covenant and agree with you as follows:

ARTICLE I
INTRODUCTORY

Section 1.1                                    Introductory. The Issuer proposes, subject to the terms and conditions stated herein, to issue and sell to the purchaser named in Schedule 1 (the “Purchaser”) and to the Other Purchasers up to $80,000,000 in aggregate principal amount of the Issuer’s 13% Senior Secured Notes. The principal amounts of Notes to be purchased by the Purchaser pursuant to this Purchase Agreement are set forth opposite the Purchaser’s name in Schedule 1. The Notes to be sold to the Purchaser and the Other Purchasers are to be issued on the applicable Closing Date pursuant to, and subject to the terms and conditions of, the Indenture.

The Notes and the Guarantees will be offered and sold to the Purchaser and the Other Purchasers (collectively, the “Purchasers”), and the Royalty Rights will be offered and sold to the Purchasers or Affiliates of the Purchasers, in transactions exempt from the registration requirements of the Securities Act.

ARTICLE II
RULES OF CONSTRUCTION AND DEFINED TERMS

Section 2.1                                    Rules of Construction and Defined Terms. The rules of construction set forth in Annex A shall apply to this Purchase Agreement and are hereby incorporated by reference into this Purchase Agreement as if set forth fully in this Purchase Agreement. Capitalized terms used but not otherwise defined in this Purchase Agreement shall have the respective meanings given to such terms in Annex A, which is hereby incorporated by reference into this Purchase Agreement as if set forth fully in this Purchase Agreement.

ARTICLE III
SALE AND PURCHASE OF NOTES; CLOSINGS; ALLOCATION OF PURCHASE PRICE

Section 3.1                                    Sale and Purchase of Notes; Closings. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Purchase Agreement and the Indenture, the Issuer will issue and sell to the Purchaser, and the Purchaser will purchase, (a) on the Issue Date, the principal amount of Original Notes set forth opposite the Purchaser’s name in Schedule 1, and (b) on a date selected by the Issuer that is within 10 Business Days from the occurrence of the Additional Securities Triggering Event (but not during the period between the day immediately after the relevant Record Date immediately preceding the next related Payment Date and such Payment Date, unless the entire such 10 Business Day period following the Additional Securities Triggering Event is within such period, in which case, on the Business Day immediately following such Payment Date), and only upon no less than five Business Days’ written notice by the Issuer to the Trustee and the Purchaser (the “Subsequent Closing Date”), the principal amount of Additional Notes set forth opposite the Purchaser’s name in Schedule I. It is acknowledged and agreed that Additional Notes shall not be issued, and the Subsequent Closing Date shall not occur, if the Additional Securities Triggering Event has not occurred. The Purchaser will purchase the applicable principal amount of Notes set forth in Schedule 1 on the applicable Closing Date at a purchase price equal to 100% of the principal amount thereof (the “Price”). Contemporaneously with entering into this Purchase Agreement, the Obligors are entering into separate purchase agreements (the “Other Agreements”) substantially identical to this Purchase Agreement with other purchasers (the “Other Purchasers”), providing for the sale on the applicable Closing Date to each of the Other Purchasers of the applicable Notes in the applicable principal amounts specified opposite its name in Schedule 1 to such Other Agreement, at a purchase price equal to 100% of the principal amounts thereof (together with the Price, the “Purchase Price”). The Issuer shall not be obligated to deliver, and no Purchaser shall be required to purchase, any of the Original Notes except upon delivery of and payment for all the Original Notes to be purchased by the Purchasers under the Purchase Agreements on the Issue Date and subject to the satisfaction or waiver of the respective terms and conditions hereunder and thereunder.

On the applicable Closing Date, the Issuer will deliver one or more Global Securities for the account of DTC, as well as any Definitive Securities to the relevant Purchasers, evidencing the aggregate principal amount of Notes to be acquired by all Purchasers pursuant to the Purchase Agreements on such Closing Date. On the applicable Closing Date, the Issuer will deliver the Global Securities to DTC, as well as any Definitive Securities to the relevant Purchasers, against payment by each such Purchaser of its respective portion of the applicable aggregate Purchase Price for its beneficial interest therein by wire transfer of immediately available funds to the Trustee Closing Account. The Issuer shall cause U.S. Bank National Association, as trustee under the Indenture (the “Trustee”), to hold all such funds in trust for the Purchasers pending completion of the applicable closing of the transactions contemplated by the Purchase Agreements. Upon receipt by the Trustee of the applicable Purchase Price and the satisfaction of the applicable conditions to closing set forth in Article VI in respect of the related Closing Date, the Issuer shall cause the Trustee to disburse the applicable Purchase Price in accordance with written instructions provided by the Issuer to the Trustee. If the applicable aggregate Purchase Price shall not have been received by the Trustee by 3:30 p.m. (New York City time) on the Issue Date, or if the closing of the transactions contemplated by the Purchase Agreements shall not otherwise be capable of being consummated by 3:30 p.m. (New York City time) on the Issue Date, then the Trustee shall return, and the Issuer shall cause the Trustee to return, such portion of the applicable Purchase Price to such Purchaser prior to the close of business on the Issue Date or as soon thereafter as reasonably practicable, in which case such Purchaser shall, at its election, be relieved of all obligations (other than confidentiality obligations) under the applicable Purchase Agreement.

Section 3.2                                    Allocation of Purchase Price. The Issuer and the Purchaser hereby acknowledge and agree that the Notes issued to the Purchaser and the Royalty Right sold by the

Issuer to the Purchaser (or its Affiliates) on the Issue Date constitute an “investment unit” for purposes of Section 1273(c)(2) of the Code. In accordance with Section 1273(b)(2) of the Code and Section 1273(c)(2)(A) of the Code, the issue price of the investment unit is 100% of the principal amount of such Notes. Allocating that issue price between such Notes and such Royalty Right based on their relative fair market values, as required by Section 1273(c)(2)(B) of the Code and U.S. Treasury Regulations Section 1.1273-2(h)(1), results in (a) such Notes having an issue price of 92.75% of the principal amount of such Notes and (b) such Royalty Right having a purchase price of 7.25% of the principal amount of such Notes. The Issuer and the Purchaser agree to prepare their respective U.S. federal income tax returns, statements and reports, as the case may be, in a manner consistent with the foregoing agreement.

The Issuer and the Purchaser hereby acknowledge and agree that the Notes to be issued to the Purchaser and the Royalty Right to be sold by the Issuer to the Purchaser (or its Affiliates) on the Subsequent Closing Date will constitute an “investment unit” for purposes of Section 1273(c)(2) of the Code. In accordance with Section 1273(b)(2) of the Code and Section 1273(c)(2)(A) of the Code, the issue price of the investment unit will be 100% of the principal amount of such Notes. The allocation of that issue price between such Notes and such Royalty Right will be based on their relative fair market values on the Subsequent Closing Date, as required by Section 1273(c)(2)(B) of the Code and U.S. Treasury Regulations Section 1.1273-2(h)(1). Such allocation shall be set forth in the Royalty Right Agreement entered into on the Subsequent Closing Date. The Issuer and the Purchaser agree to prepare their respective U.S. federal income tax returns, statements and reports, as the case may be, in a manner consistent with the foregoing agreement.

ARTICLE IV
REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF PURCHASER

The Purchaser agrees and acknowledges that (a) the Obligors and counsel to the Obligors may rely upon the accuracy of and performance of obligations under the representations, warranties and agreements of the Purchaser contained in this Article IV and (b) the Placement Agent may rely upon the accuracy of and performance of obligations under the representations, warranties and agreements of the Purchaser contained in Sections 4.1, 4.2 and 4.4.

Section 4.1                                    Purchase for Investment and Restrictions on Resales. The Purchaser (on behalf of itself or any Affiliate thereof purchasing the Royalty Rights):

(a)                acknowledges that (i) none of the Notes, the Royalty Rights or the Guarantees have been or will be registered under the Securities Act or the Laws of any U.S. state or other jurisdiction relating to securities matters and (ii) neither the Notes nor the Royalty Rights may be offered, sold, pledged or otherwise transferred except as set forth in the Transaction Documents and the legend regarding transfers on the Notes;

(b)                agrees that, if it should resell or otherwise transfer the Notes, in whole or in part, it will do so only pursuant to an exemption from, or in a transaction not subject to, registration under the Securities Act, the Laws of any applicable state or other jurisdiction relating to securities matters and in accordance with the restrictions and requirements of the provisions of the Transaction Documents, the Confidentiality Agreement to which it is a party and the legend regarding transfers on the Notes and only to a Person whom it reasonably believes, at the time any buy order for such Notes is originated, is (i) the Issuer or a Subsidiary of the Issuer, (ii) for so long as such Notes are eligible for resale pursuant to Rule 144A, a QIB that purchases for its own account or for the account of a QIB, to whom notice is given that the transfer is being made in reliance on Rule 144A, (iii) a Person outside the United States in an offshore transaction in compliance with Rule 903 or 904 of Regulation S (if available) or (iv) an Accredited Investor that is purchasing such Notes for its own account or for the account of such an Accredited Investor for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act, in each case unless consented to by the Issuer in writing;

(c)                 agrees not to make available or disclose any Information (as defined in the Confidentiality Agreement attached to Schedule 2) to any Person to whom the Purchaser intends to transfer (or any prospective purchaser of) the Notes or the Royalty Rights until such intended transferee executes and delivers a Confidentiality Agreement (and the parties hereto acknowledge and agree that the Purchaser and its Affiliates shall not be liable in respect of the actions or omissions to act of any Person to whom the Purchaser intends to transfer (or any prospective purchaser of) the Notes or the Royalty Rights that is provided after such Person executes and delivers such Confidentiality Agreement);

(d)                acknowledges and agrees that, as a condition to the transfer of any Notes or Royalty Rights, each transferee of Notes or Royalty Rights shall be deemed to have given, and may be required expressly to give, the assurances set forth in Section 4.3 as to itself;

(e)                 acknowledges the restrictions and requirements contained in the Transaction Documents applicable to transfers of the Notes and the legend regarding transfers on the Notes and agrees that it will only offer or sell the Notes in accordance with such restrictions and requirements; and

(f)                  represents that it is purchasing the Notes for investment purposes and not with a view to resale or distribution thereof in contravention of the requirements of the Securities Act; however, the Purchaser reserves the right to sell the Notes at any time in accordance with applicable Laws, the restrictions and requirements contained in the Transaction Documents applicable to transfer of the Notes, the legend regarding transfer of the Notes and its investment objectives.

Section 4.2                                    Purchaser Status. The Purchaser (on behalf of itself or any Affiliate thereof purchasing the Royalty Rights) represents and warrants that, as of the date hereof, it is (a) a QIB and is purchasing the Notes and the Royalty Rights for its own account or for the account of a QIB, (b) a Person outside the United States purchasing the Notes and the Royalty Rights in an offshore transaction in compliance with Regulation S or (c) an Accredited Investor.

Section 4.3                                    Source of Funds; ERISA Matters.

(a)                The Purchaser (on behalf of itself or any Affiliate thereof purchasing the Royalty Rights) represents, warrants and covenants that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such

Purchaser (or such Affiliate) to pay the purchase price of any Note or Royalty Right to be purchased by such Purchaser (or such Affiliate) under the Transaction Documents and with respect to its holding of such Note or such Royalty Right:

(i)                                     the Source either (A) does not and will not include Plan Assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA, or (B) includes and will include only assets that are not considered Plan Assets by reason of being held in a separate account of an insurance company that is maintained solely in connection with fixed contractual obligations of the insurance company under which the amounts payable, or credited, to the plan and to any participant or beneficiary of the plan (including an annuitant) are not affected in any manner by the investment performance of the separate account;

(ii)                                  the Source is a governmental plan; or

(iii)                               the Source does include Plan Assets of an employee benefit plan subject to ERISA, but the use of such Plan Assets to purchase and hold one or more Notes or Royalty Rights will not constitute a non-exempt prohibited transaction within the meaning of Section 406 or 407 of ERISA or Section 4975 of the Code, and one of the following applies:

(w)                               (A) the Source is an “insurance company general account” within the meaning of United States Department of Labor Prohibited Transaction Exemption (“PTE”) 95-60 (issued July 12, 1995, as subsequently amended), (B) there is no employee benefit plan, treating as a single plan all plans maintained by the same employer or employee organization, with respect to which the amount of the general account reserves and liabilities for all contracts held by or on behalf of such plan exceeds ten percent (10%) of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the NAIC Annual Statement filed with the Purchaser’s state of domicile and (C) the purchase and holding of Notes or Royalty Rights is exempt under the provisions of PTE 95-60;

(x)                                 the Source is either (A) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or (B) a bank collective investment fund, within the meaning of PTE 91-38 (issued July 12, 1991, as subsequently amended), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than ten percent (10%) of all assets allocated to such pooled separate account or collective investment fund, and the purchase and holding of Notes or Royalty Rights is covered by either PTE 90-1 or 91-38, as applicable;

(y)                                 the Source constitutes assets of an “investment fund” (within the meaning of Part VI of the QPAM Exemption) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of

Part VI of the QPAM Exemption), and the conditions of Part I of the QPAM Exemption are satisfied; or

(z)                                  the Source constitutes assets of a “plan(s)” (within the meaning of Part IV of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV of the INHAM Exemption), and the conditions of Part I of the INHAM Exemption are satisfied.

As used in this Section 4.3(a), the terms “employee benefit plan”, “governmental plan” and “separate account” shall have the respective meanings assigned to such terms in Section 3 of ERISA.

(b)                The Purchaser (on behalf of itself or any Affiliate thereof purchasing the Royalty Rights) represents, warrants and covenants that, if any Source to be used by the Purchaser to pay the purchase price of any Note or Royalty Right under the Transaction Documents consists of assets of a benefit plan that is not subject to ERISA, (i) such benefit plan is not subject to Law that is substantially similar to Section 406 or 407 of ERISA or Section 4975 of the Code (“Similar Law”) or (ii) its purchase and holding of Notes and Royalty Rights do not and will not constitute a violation of Similar Law.

Section 4.4                                    Due Diligence. The Purchaser (on behalf of itself or any Affiliate thereof purchasing the Royalty Rights) acknowledges that (a) it has made, either alone or together with its advisors, such separate and independent investigation of the Obligors and their respective businesses, financial condition, prospects and managements as the Purchaser deems to be, or such advisors have advised to be, necessary or advisable in connection with the purchase of the Notes and the Royalty Rights pursuant to the transactions contemplated by this Purchase Agreement, (b) it and its advisors have received all information and data that it and such advisors believe to be necessary in order to reach an informed decision as to the advisability of the purchase of the Notes and the Royalty Rights pursuant to the transactions contemplated by this Purchase Agreement, (c) it understands the nature of the potential risks and potential rewards of the purchase of the Notes and the Royalty Rights, (d) it is a sophisticated investor with investment experience and has the ability to bear complete loss of its investment, whether as a result of an Event of Default on the Notes or any insolvency, liquidation or winding up of any Obligor or otherwise and (e) it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of purchasing the Notes and the Royalty Rights and can bear the economic risks of investing in the Notes and the Royalty Rights for an indefinite period of time, including the complete loss of its investment. The Purchaser acknowledges that it has obtained its own attorneys, business advisors and tax advisors as to legal, business and tax advice (or has decided not to obtain such advice) and has not relied in any respect on any Obligor or the Placement Agent for such advice. The Purchaser has had a reasonable time prior to the Issue Date to ask questions and receive answers concerning the Obligors and their business and the terms and conditions of the offering of the Notes and the Royalty Rights and the transactions contemplated hereby and to obtain any additional information that the Obligors possess or could acquire without unreasonable effort or expense, and has generally such knowledge and experience in business and financial matters and with respect to investments in securities as to enable such Purchaser to understand and evaluate the risks of such investment and form an investment decision with respect thereto. Except for (i) the representations, warranties and covenants made by the Obligors in the Transaction Documents and (ii) the legal opinions provided to the Purchasers in connection with the transactions contemplated by the Transaction Documents, the Purchaser is relying on its own investigation and analysis in entering into the transactions contemplated hereby.

Section 4.5                                    Enforceability of this Purchase Agreement. This Purchase Agreement has been duly authorized, executed and delivered by the Purchaser and constitutes the valid, legally binding and enforceable obligation of the Purchaser, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity.

Section 4.6                                    Confidentiality Agreement. The Purchaser acknowledges and agrees that it is bound by the terms and conditions of the Confidentiality Agreement attached to Schedule 2 (including, if the Purchaser is not a party thereto, as if it were a party thereto), agrees to execute any documents reasonably requested by the Issuer to evidence such obligation and acknowledges and agrees that such Confidentiality Agreement remains in effect and will survive the execution and delivery of this Purchase Agreement and the closing or closings of the purchases of the Notes and the Royalty Rights pursuant to their respective terms.

Section 4.7                                    Tax Matters.

(a)                Except as otherwise required by Law, the Purchaser agrees to treat, and shall treat, the Notes as indebtedness of the Issuer for U.S. federal income tax purposes.

(b)                The Purchaser understands and acknowledges that, (i) if Definitive Securities are issued, the Purchaser must provide the Trustee or any Paying Agent with the applicable U.S. federal income tax certifications (generally, on IRS Form W-9 (or successor applicable form) in the case of a Person that is a United States person (for purposes of this Section 4.7(b) within the meaning of Section 7701(a)(30) of the Code) or on an appropriate IRS Form W-8 (or successor applicable form) in the case of a Person that is not a United States person) and (ii) none of the Issuer or any other Obligor shall not be obligated to pay any additional amounts to the Purchaser as a result of any withholding or deduction for, or on account of, any present or future taxes of whatever nature (including income taxes, franchise taxes, withholding taxes, branch profits taxes, taxes on withholdable payments under Sections 1471-1474 of the Code, transfer or recording taxes and fees, stamp and documentary taxes, and excise taxes) imposed on payments in respect of the Notes or the Royalty Rights.

(c)                 The Purchaser (on behalf of itself or any Affiliate thereof purchasing the Royalty Rights) represents and warrants that (i) it has not relied upon any Obligor or the Placement Agent for any tax advice or disclosure of tax consequences arising from the purchase and holding of the Notes and the Royalty Rights and (ii) it has relied upon its own tax counsel or advisors with respect to its tax consequences arising from the purchase and holding of the Notes and the Royalty Rights.

Section 4.8                                    Reliance for Opinions. The Purchaser acknowledges and agrees that the Obligors and, for purposes of the opinions to be delivered to the Purchaser pursuant to Sections

6.1 and 6.2 (to the extent such opinions relate to exemptions from registration and prospectus requirements under Law), counsel for the Obligors and counsel for the Purchasers, respectively, may rely, without any independent verification thereof, upon the accuracy of the representations and warranties of the Purchaser, and compliance by the Purchaser with its agreements, contained in Sections 4.1, 4.2 and 4.3, and the Purchaser hereby consents to such reliance.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE OBLIGORS

Each Obligor, jointly and severally, represents and warrants to the Purchaser as of the date hereof as follows:

Section 5.1                                    Securities Laws.

(a)                No securities of the same class (within the meaning of Rule 144A(d)(3)(i) under the Securities Act) as the Notes, the Guarantees or the Royalty Rights have been issued and sold by any Obligor within the six-month period immediately prior to the date hereof.

(b)                Assuming the accuracy of the representations and warranties of the Purchasers in each of the Purchase Agreements and assuming the accuracy of the statements in the certificate to be delivered by the Placement Agent pursuant to Section 6.5, neither such Obligor nor any affiliate (as defined in Rule 144 under the Securities Act) of such Obligor has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of any security (as defined in the Securities Act) that is or will be integrated with the sale of the Notes, the Guarantees or the Royalty Rights in a manner that would require the registration under the Securities Act of the Notes, the Guarantees or the Royalty Rights, (ii) engaged in any form of general solicitation or general advertising in connection with the offering of the Notes, the Guarantees or the Royalty Rights (as those terms are used in Regulation D under the Securities Act), or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act, including publication or release of articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television, radio or internet, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising, or (iii) engaged in any directed selling efforts within the meaning of Rule 902(c) of Regulation S.

(c)                 Assuming the accuracy of the representations and warranties of the Purchasers in each of the Purchase Agreements and assuming the accuracy of the statements in the certificate to be delivered by the Placement Agent pursuant to Section 6.5, (i) neither the Indenture nor any Guarantee is required to be qualified under the U.S. Trust Indenture Act of 1939, as amended, and (ii) no registration under the Securities Act of the Notes, the Guarantees or the Royalty Rights is required in connection with the sale thereof to the Purchasers (or, in the case of the Royalty Rights, any of their Affiliates) as contemplated by the Transaction Documents.

Section 5.2                                    Investment Company Act Matters. After giving effect to the offering and sale of the Notes and the Royalty Rights, none of the Obligors will be an “investment company”

or “controlled” by an “investment company” within the meaning of the Investment Company Act.

Section 5.3                                    Use of Proceeds; Margin Regulations. No part of the proceeds from the sale of the Notes or the Royalty Rights under the Transaction Documents will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of purchasing or carrying or trading in any securities under such circumstances as to involve such Obligor in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Such Obligor is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221). As used in this Section 5.3, the terms “margin stock” and “purpose of purchasing or carrying” shall have the meanings ascribed to them in said Regulation U.

Section 5.4                                    Exchange Act Documents. The documents filed by the Issuer with the Commission pursuant to the Exchange Act since January 1, 2016 (the “Exchange Act Documents”), when they were filed with the Commission (or, in the case of documents that have been amended by amendments filed with the Commission, when so amended), conformed as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and when filed with the Commission (or, in the case of documents that have been amended by amendments filed with the Commission, upon the filing of such amendment) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Section 5.5                                    Financial Statements. The financial statements and the related notes thereto included in the Exchange Act Documents present fairly in all material respects the consolidated financial position of the Obligors as of the dates indicated and the consolidated results of their operations and the consolidated changes in their cash flows for the periods specified. Such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods covered thereby, except as may be expressly stated in the related notes thereto and in the case of unaudited financial statements, subject to normal and recurring year-end adjustments that if presented, would not differ materially from that included in the audited financial statements. The other financial information included in the Exchange Act Documents has been derived from the accounting records of the Obligors and presents fairly in all material respects the information shown thereby.

Section 5.6                                    Organization; Power; Authorization; Enforceability. Each of the Obligors has been duly organized, is legally existing and is in good standing (or equivalent status) under the Laws of its jurisdiction of organization. Each of the Obligors is duly qualified as a foreign corporation (or other equivalent entity) in all jurisdictions in which the nature of its business or location of its properties require such qualifications except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect. Each of the Obligors has the requisite corporate (or other equivalent organizational) power and authority to own, lease or operate the properties and assets it purports to own, lease or operate, to carry on its business as presently conducted and to execute, deliver and perform its obligations under each Transaction

Document to which it is a party except where the failure to have such power and authority to own, lease or operate such properties and assets and carry on such business would not reasonably be expected to have a Material Adverse Effect. Each Transaction Document entered into as of the Issue Date to which any Obligor is a party has been duly authorized, executed and delivered by such Obligor and constitutes the valid, legally binding and, assuming due authorization, execution and delivery by all other parties thereto (subject to general equitable principles, insolvency, liquidation, reorganization and other Laws of general application relating to creditors’ rights), enforceable obligation of such Obligor, as the case may be. Each Transaction Document to be entered into after the Issue Date to which any Obligor will be a party will be duly authorized, executed and delivered by such Obligor and will constitute the valid, legally binding and, assuming due authorization, execution and delivery by all other parties thereto (subject to general equitable principles, insolvency, liquidation, reorganization and other Laws of general application relating to creditors’ rights), enforceable obligation of such Obligor, as the case may be.

Section 5.7                                    Equity Interests; Ownership Structure. Schedule 5.7 sets forth a complete and accurate list of each Obligor showing, as of the Issue Date (as to each), the jurisdiction of its organization, the address of its principal place of business and its U.S. taxpayer identification number. All of the outstanding Equity Interests in the Obligors have been duly authorized and validly issued and are fully paid and non-assessable, and, in the case of any Subsidiary of the Issuer, the Equity Interests of such Subsidiary that are owned by the Issuer or any other Obligor are owned by the Issuer or such other Obligor free and clear of all Liens except Permitted Liens and those Liens created under the Security Documents.

Section 5.8                                    Governmental and Third Party Authorizations. No consent, approval, authorization, order, registration or qualification of or with any Governmental Authority or any other Person is required for (a) the execution and delivery by any Obligor of, and performance of obligations by any Obligor under, any Transaction Document to which it is a party, (b) the issuance and sale of the Notes and the Royalty Rights and compliance by each of the Obligors with the terms thereof, (c) the consummation of the transactions contemplated by the Transaction Documents, (d) the grant by the Obligors of the Liens granted or purported to be granted by it pursuant to the Security Documents or (e) the perfection of the Liens created under the Security Documents, except for (i) such consents, approvals, authorizations, orders, registrations and qualifications as shall have been taken, given, made or obtained and are in full force and effect as of the Issue Date, in each case, as set forth in Schedule 5.8, (ii) such consents, approvals, authorizations, orders, registrations and qualifications as may be required under applicable state securities Laws in connection with the offering of the Notes and the Royalty Rights, (iii) the filing of financing statements under the UCC, recordings with the PTO and any other recordings (including in any applicable non-U.S. jurisdiction) required to perfect a security interest in the Notes Collateral and (iv) the failure to obtain or file such consents, approvals, authorizations, orders, registrations or qualifications, as the case may be, that would not reasonably be expected to have a Material Adverse Effect.

Section 5.9                                    No Conflicts. The execution and delivery by each Obligor of, and performance of obligations by each Obligor under, each Transaction Document by each Obligor to which it is a party, the issuance and sale of the Notes and the Royalty Rights and compliance by each Obligor with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien upon any property or assets of such Obligor pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Obligor is a party, by which any Obligor is bound or to which any of the property or assets of such Obligor is subject, (b) result in any violation of the provisions of the respective certificate or articles of incorporation or bylaws (or other organization documents) of such Obligor or (c) result in the violation of any Law of any Governmental Authority, except, in the case of clauses (a) and (c) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

Section 5.10                             No Violation or Default. No Obligor is (a) in violation of its certificate or articles of incorporation or bylaws (or other organization documents), (b) in violation of any Law applicable to such Obligor, (c) in violation of any decree of any Governmental Authority having jurisdiction over such Obligor or (d) in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which such Obligor is a party or by which any Obligor or any of its respective properties may be bound, except, in the case of clauses (b), (c) and (d), where any such violation or default, individually or in the aggregate, would not have a Material Adverse Effect.

Section 5.11                             No Material Adverse Change. Except as described in the Exchange Act Documents, since the date of the most recent consolidated financial statements of the Issuer included in the Exchange Act Documents, (a) there has not been any material change in the capital stock or long-term debt of any Obligor, any dividend or distribution of any kind declared, set aside for payment, paid or made by any Obligor on any class of capital stock other than ordinary and customary dividends and distributions or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position or results of operations of the Obligors taken as a whole, (b) none of the Obligors has entered into any transaction or agreement that is material to the Obligors taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Obligors taken as a whole and (c) none of the Obligors has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any Governmental Authority.

Section 5.12                             Compliance with ERISA. Each employee benefit plan, including any plan within the meaning of Section 3(3) of ERISA and any plan governed by Laws of jurisdictions outside of the United States, that is maintained, administered or contributed to by any Obligor for current or former employees of any Obligor or their respective Affiliates has been maintained in compliance with its terms and the requirements of any applicable Laws, including ERISA, the Code and all applicable non-U.S. Laws, except to the extent that failure to so comply, individually or in the aggregate, would not have a Material Adverse Effect. No prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code has occurred with respect to any such plan, excluding transactions effected pursuant to a statutory or administrative exemption.

Section 5.13                             Tax Matters. Each Obligor is a corporation for U.S. federal income tax purposes. All income and other material tax returns of the Obligors required by Law to be filed through the date hereof have been filed and all income and other material taxes that are due and payable by any Obligor have been paid, except such as are being contested in good faith by appropriate proceedings and as to which adequate reserves in accordance with GAAP have been provided.

Section 5.14                             Legal Proceedings. Except as described on Schedule 5.14, there are no legal or governmental proceedings pending to which any Obligor is a party or of which any property of any Obligor is the subject that, if determined adversely to the Obligors, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. To the knowledge of the Obligors, no such proceedings are threatened by any Governmental Authority or other Person.

Section 5.15                             Solvency. No step has been taken or is currently intended by any Obligor or, to the knowledge of the Obligors, any other Person for the winding-up, liquidation, dissolution or administration or for the appointment of a receiver or administrator of any Obligor for all or any of the Obligors’ properties or assets. Immediately after the issuance and sale of the Notes and the Royalty Rights and the consummation of the other transactions contemplated by the Transaction Documents on the applicable Closing Date, the Obligors taken as a whole will not be rendered insolvent within the meaning of 11 U.S.C. 101(32) or any other applicable insolvency Laws or, taken as a whole, be unable to pay their debts as they mature.

Section 5.16                             Existing Indebtedness. Schedule 5.16 sets forth a complete list of the following types of indebtedness of each Obligor outstanding as of the Issue Date: (a) indebtedness in respect of borrowed money; (b) any other obligation of such Obligor to be liable for, or to pay, as obligor, guarantor or otherwise, on the indebtedness for borrowed money of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business); and (c) to the extent not otherwise included, indebtedness for borrowed money of another Person secured by a Lien on any asset owned by such Person (whether or not such indebtedness for borrowed money is assumed by such Person).

Section 5.17                             Material Contracts. All Material Contracts are in full force and effect and constitute the valid, legally binding and (subject to general equitable principles, insolvency, liquidation, reorganization and other Laws of general application relating to creditors’ rights) enforceable obligation of the Obligors party thereto and, to the knowledge of the Obligors, all other parties thereto, except in each case as would not reasonably be expected to have a Material Adverse Effect. There are no oral waivers or modifications (or pending requests therefor) in respect of such Material Contracts, except as would not reasonably be expected to have a Material Adverse Effect. No Obligor is in breach or default under or with respect to any Material Contract binding on it except where such breaches or defaults would not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Obligors, no other Person party to any such Material Contract is in default thereunder except where such default would not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Obligors, no party to any such Material Contract has given any notice of termination or breach of any such Material Contract.

Section 5.18                             Properties. Each of the Obligors has good and valid title to, or valid leasehold interests in or rights to use, all of its tangible properties and assets material to its business as presently conducted, free and clear of all Liens other than Permitted Liens. None of the Obligors owns any real property. To the knowledge of the Obligors, any real property held by any Obligor under lease constitutes the valid, legally binding and (subject to general equitable principles, insolvency, liquidation, reorganization and other Laws of general application relating to creditors’ rights) enforceable obligation of all parties thereto except as would not reasonably be expected to have a Material Adverse Effect.

Section 5.19                             Intellectual Property.

(a)                To the knowledge of the Obligors, the Obligors own, or possess the right or license to use, all of the Intellectual Property that is reasonably necessary for the operation of their respective businesses as presently conducted, without conflicting with the valid and enforceable rights of any other Person, except for the failure to own or license, or conflict with such rights of any other Person, that would not reasonably be expected to result in a Material Adverse Effect. To the knowledge of the Obligors, no slogan or other advertising device, product, process, method, substance, part or other material presently employed by any Obligor infringes upon any valid and enforceable rights held by any other Person except where such infringement would not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any of the foregoing is pending against any Obligor or, to the knowledge of the Obligors, threatened (in writing).

(b)                Schedule 5.19 contains a complete list of all registered trademarks, copyrights and Patents that are owned by any Obligor, in each case that are reasonably necessary for the operation of the business of the Obligors as presently conducted (the “Relevant Intellectual Property”), and all Patent licenses granting rights to any Obligor to any licensed Patents. The Obligors hold all requisite right, title and/or interest in and to the Relevant Intellectual Property, free and clear of any Lien (except for Permitted Liens), and have requisite power and authority, and all necessary third party consents or approvals, including from any Governmental Authority, to grant a security interest in such Relevant Intellectual Property owned by any Obligor as contemplated in the Transaction Documents. The Obligors have made all necessary recordings of assignments to the Obligors with the U.S. Copyright Office and the PTO and equivalent non-U.S. intellectual property offices in respect of such Relevant Intellectual Property owned by the Obligors to protect and maintain ownership of such Relevant Intellectual Property. To the knowledge of the Obligors, there is no third party infringing any Intellectual Property or proprietary right in relation to the Relevant Intellectual Property except where such infringement would not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Obligors, at least one claim of each of such Patents that are reasonably necessary for the operation of the business of the Obligors as presently conducted (“Relevant Patents”) that has issued is valid and enforceable. There are no litigation, interference or opposition proceedings pending or, to the knowledge of the Obligors, threatened (in writing) relating to the Relevant Patents that would reasonably be expected to result in a Material Adverse Effect. All patent applications owned by the Obligors that are reasonably necessary for the operation of their respective businesses as currently conducted are being diligently prosecuted by the Obligors, and each Obligor duly maintains those Relevant Patents that have issued and are owned by it. None of the Obligors have been notified in writing of any actions by any Governmental Authority challenging the validity or enforceability of any of the issued Relevant Patents.

(c)                 Each Obligor is the owner or holder of each new drug application or abbreviated new drug application set forth opposite its name in Schedule 5.19. No Obligor has granted or assigned to any other Person, directly or indirectly, any rights to any other Person under any such new drug application or abbreviated new drug application; provided, however, that such Obligor may have assigned or granted to a Person the right to manufacture product under such new drug application or abbreviated new drug application and/or the right to a share of profit from such Obligor’s sales of product under such new drug application or abbreviated new drug application. Schedule 5.19 sets forth the product that pertains to each such new drug application and abbreviated new drug application.

Section 5.20                             Environmental Matters. No Obligor is in violation of any Law relating to the use, production, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim, individually or in the aggregate, would have a Material Adverse Effect; and no Obligor is aware of any pending investigation which might lead to such a claim.

Section 5.21                             Labor Matters. No material labor dispute with the employees of any Obligor exists or, to the knowledge of the Obligors, is imminent. No Obligor is aware of any existing or imminent labor disturbance by the employees of any Obligor’s principal suppliers, manufacturers, customers or contractors that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

Section 5.22                             Insurance. The Obligors are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts the Obligors deem adequate for their respective businesses as currently conducted. No Obligor has been refused any material insurance coverage sought or applied for since January 1, 2011. No Obligor has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that, in the aggregate, would not have a Material Adverse Effect.

Section 5.23                             No Unlawful Payments. None of the Obligors, any director or officer thereof or, to the knowledge of the Obligors, any employee, agent, Affiliate, representative of or other Person associated with or acting on behalf of any Obligor has (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (b) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (c) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or (d) made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment.

Section 5.24                             Compliance with Anti-Money Laundering Laws. The operations of the Obligors are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001, and the money laundering and any related or similar Laws of all jurisdictions in which the Obligors conduct business (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any Governmental Authority involving any Obligor with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Obligors, threatened.

Section 5.25                             Compliance with Sanctions.

(a)                None of the Obligors, any director, officer or employee thereof or, to the knowledge of the Obligors, any agent, Affiliate or representative of any Obligor is an individual or entity that is, or is owned or controlled by an individual or entity that is: (i) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”); or (ii) located, organized or resident in a country or territory that is the subject of Sanctions (including Cuba, Iran, North Korea, Sudan and Syria).

(b)                The Issuer will not directly or indirectly use the proceeds of the offering of the Notes and Royalty Rights hereunder, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person: (i) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or (ii) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise).

(c)                 For the past five years, the Obligors have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

Section 5.26                             Disclosure Controls. The Issuer maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that are designed to ensure that information required to be disclosed under the Exchange Act is reported within the time periods specified in the applicable rules promulgated under the Exchange Act. The Issuer has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 under the Exchange Act, and such disclosure controls and procedures are effective as of June 30, 2016 to perform the functions for which they were established.

Section 5.27                             Accounting Controls. The Issuer maintains systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) under the Exchange Act) that comply in all material respects with the requirements of the Exchange Act and that are sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorizations, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (c) access to assets is permitted only in accordance with management’s general or specific authorization and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Exchange Act Documents, there were no material weaknesses in the Issuer’s internal controls over financial reporting as of December 31, 2015 and no significant changes in the Issuer’s internal control over financial reporting in connection with the evaluation that occurred during the three and six months ended June 30, 2016. The Issuer’s auditors and the Audit Committee of the Board of Directors of the Issuer have been advised of (i) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect any Obligor’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in any Obligor’s internal control over financial reporting.

Section 5.28                             Licenses and Permits. The Obligors possess all permits, licenses, approvals, consents and other authorizations (collectively, “Permits”) issued by the appropriate Governmental Authorities necessary to conduct the businesses now operated by them, except where the failure to so possess would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Obligors are in compliance with the terms and conditions of all such Permits and all of the Permits are valid and in full force and effect, except, in each case, where the failure so to comply or where the invalidity of such Permits or the failure of such Permits to be in full force and effect, individually or in the aggregate, would not have a Material Adverse Effect. None of the Obligors has received any notice of proceedings relating to the revocation or material modification of any such Permits. Except as described in the Exchange Act Documents, and except as would not, individually or in the aggregate, have or may reasonably be expected to have a Material Adverse Effect, no Obligor has received any notice of adverse filing, warning letter, untitled letter or other correspondence or written notice from the FDA or other relevant regulatory authorities, or any other Governmental Authority, alleging or asserting noncompliance with the U.S. Federal Food, Drug, and Cosmetic Act (21 U.S.C. 301 et seq.) (the “FFDCA”) or similar U.S. federal, state or non-U.S. Law.

Section 5.29                             Regulatory Filings. Except as described in the Exchange Act Documents, and except as would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect, (a) the Obligors are and have been in compliance with applicable health care Laws, including the FFDCA and the U.S. Anti-Kickback Statute (42 U.S.C. 1320a-7b(b)) (collectively, “Health Care Laws”), (b) each Obligor possesses all licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Health Care Laws and/or to carry on its businesses as now or proposed to be conducted (“Health Care Authorizations”), such Health Care Authorizations are valid and in full force and effect and none of the Obligors is in violation of any term of any such Health Care Authorizations, (c) none of the Obligors has received written notice of any ongoing claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Authority alleging that any product, operation or activity is in violation of any Health Care Laws or Health Care Authorizations or has any knowledge that any such Governmental Authority or third party is considering any such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action, (d) none of the Obligors has received written notice that any Governmental Authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any Health Care Authorizations or has any knowledge that any such Governmental Authority is considering such action and (e) the Obligors have filed, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Health Care Laws or Health Care Authorizations, and all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete, correct and not misleading on the date filed (or were corrected or supplemented by a subsequent submission).

Section 5.30                             Clinical Trials. To the knowledge of the Obligors, the pre-clinical and clinical studies and trials conducted by or on behalf of the Obligors have been and, if still pending, are being conducted with reasonable care and in accordance with the protocols submitted to the FDA or comparable Governmental Authorities and all Health Care Laws and Health Care Authorizations. The descriptions of the results of such pre-clinical and clinical studies and trials contained in the Exchange Act Documents are accurate and complete in all material respects and fairly present the data derived from such pre-clinical and clinical studies and trials. Except to the extent disclosed in the Exchange Act Documents, no Obligor is aware of any pre-clinical or clinical studies or trials, the results of which the Obligors believe reasonably call into question the pre-clinical or clinical studies or trials described or referred to in the Exchange Act Documents when viewed in the context in which such results are described. None of the Obligors has received any written notices or correspondence from any Governmental Authority requiring the termination, suspension or material modification of any pre-clinical or clinical study or trial conducted by or on behalf of any Obligor.

Section 5.31                             Sarbanes-Oxley Act. There is and has been no material failure on the part of the Obligors or any of their directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 thereof related to loans and Section 302 and 906 thereof related to certifications.

Section 5.32                             Security Documents. The representations and warranties of the Obligors in Article III of the Collateral Agreement are true and correct, except to the extent that any such untrue or incorrect statement, individually or in the aggregate, would not have a material adverse effect on the Notes Collateral.

ARTICLE VI
CONDITIONS TO CLOSING

The obligations of the Purchaser hereunder on each Closing Date are subject to the accuracy in all material respects (except for such representations qualified by materiality or Material Adverse Effect, which shall be accurate in all respects) of the representations and warranties of the Obligors contained herein as of such Closing Date (subject in the case of the Subsequent Closing Date to exceptions or updates to such representations and warranties contemplated by Section 6.3), to the accuracy of the statements of the Obligors and their respective officers made in any certificates delivered pursuant hereto on such Closing Date, to the performance by the Obligors of their respective obligations hereunder as of such Closing

Date and to the satisfaction or waiver by the Purchaser of each of the following additional terms and conditions applicable on such Closing Date:

Section 6.1                                    Transactional Opinions.

(a)                Dechert LLP, special counsel to the Obligors, shall have furnished to the Purchasers their opinion, addressed to the Purchasers (and any Affiliate thereof purchasing the Royalty Rights on the applicable Closing Date) and dated the applicable Closing Date, in form and substance reasonably satisfactory to the Purchasers.

(b)                Gorrissen Federspiel, Danish counsel to the Obligors, shall have furnished to the Purchasers their opinion, addressed to the Purchasers (and any Affiliate thereof purchasing the Royalty Rights on the applicable Closing Date) and dated the applicable Closing Date, in form and substance reasonably satisfactory to the Purchasers.

(c)                 Dechert LLP, England and Wales counsel to the Obligors, shall have furnished to the Purchasers their opinion, addressed to the Purchasers (and any Affiliate thereof purchasing the Royalty Rights on the applicable Closing Date) and dated the applicable Closing Date, in form and substance reasonably satisfactory to the Purchasers.

Section 6.2                                    Purchasers’ Counsel Opinions. Pillsbury Winthrop Shaw Pittman LLP, special counsel to the Purchasers (and any Affiliate thereof purchasing the Royalty Rights on the applicable Closing Date), shall have furnished to the Purchasers (a) their reasoned opinions, each addressed to the Purchasers and dated the applicable Closing Date, as to certain product clearance and validity matters, and (b) their opinions, addressed to the Purchasers (and any Affiliate thereof purchasing the Royalty Rights on the applicable Closing Date) and dated the applicable Closing Date, in form and substance reasonably satisfactory to the Purchasers.

Section 6.3                                    Certification as to Purchase Agreement. Each Obligor shall have furnished to the Purchasers a certificate, dated the applicable Closing Date, of its respective Responsible Officer, stating that, as of the applicable Closing Date, the representations and warranties of such Obligor in this Purchase Agreement and the Collateral Agreement are true and correct in all material respects (except for such representations qualified by materiality or Material Adverse Effect, which are true and correct in all respects) and such Obligor has complied in all material respects with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder or under the Collateral Agreement on or before the applicable Closing Date; provided, however, that any such certificate as of the Subsequent Closing Date may provide exceptions to any representation and warranty made in Sections 5.11 through 5.31 or in Article III of the Collateral Agreement or update any Schedule provided pursuant to Article V or any exhibit provided pursuant to Article III of the Collateral Agreement.

Section 6.4                                    Authorizations. Each Obligor shall have furnished to the Purchasers (a) a copy of the resolutions, consents or other documents, certified by a Responsible Officer of such Obligor, as of the applicable Closing Date, duly authorizing the execution and delivery of, and performance of obligations under, the Transaction Documents to which it is a party and any other documents to be executed on or prior to the applicable Closing Date by or on behalf of it in connection with the transactions contemplated thereby and, in the case of the Issuer, the issuance and sale of the applicable Notes and Royalty Rights, and a certification that such resolutions, consents or other documents have not been modified, rescinded or amended and are in full force and effect, (b) certified copies of its respective organizational documents, (c) a certification by a Responsible Officer of such Obligor, as of the applicable Closing Date, as to the incumbency and specimen signatures of each officer executing any Transaction Document or any other document delivered in connection herewith on behalf of such Obligor (together with a certification of another Responsible Officer of such Obligor as to incumbency and specimen signature of the first-mentioned Responsible Officer) and (d) a certificate of good standing (or equivalent) of such Obligor as of a recent date from the Secretary of State (or other applicable Governmental Authority) of its jurisdiction of organization.

Section 6.5                                    Offering of Notes and Royalty Rights. The Placement Agent shall have delivered to the Issuer a certificate, dated on or about the Issue Date, as to the manner of the offering of the Notes, the Guarantees and the Royalty Rights and the number and character of the offerees contacted, which certificate shall state that the Placement Agent (a) did not solicit offers for, or offer, the Notes, the Guarantees or the Royalty Rights by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act, including publication or release of articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television, radio or internet, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising, and (b) solicited offers for the Notes and the Royalty Rights only from, and offered the Notes only to, (i) Persons who it reasonably believed were QIBs or, if any such Person was buying for one or more institutional accounts for which such Person was acting as fiduciary or agent, only when such Person reasonably believed that each such account was a QIB, (ii) in the case of offers outside the United States, to Persons that are not U.S. persons (as defined in Regulation S) in accordance with Rule 903 of Regulation S, and (iii) Accredited Investors, and shall further state that counsel to the Obligors and to the Purchasers may rely thereon in rendering their respective opinions to be delivered hereunder.

Section 6.6                                    CUSIP Numbers. Standard & Poor’s CUSIP Service Bureau, as agent for the National Association of Insurance Commissioners, shall have issued CUSIP numbers and ISIN numbers for the Notes.

Section 6.7                                    Further Information. On or prior to the applicable Closing Date, the Obligors shall have furnished to the Purchaser such further information, certificates and documents as such Purchaser may reasonably request in connection with this Purchase Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby (including written evidence that all outstanding obligations under the Issuer’s Loan and Security Agreement with Hercules, dated as of January 7, 2015, will be repaid in full on or prior to the Closing Date of the Original Notes and that on or prior to the Closing Date of the Original Notes, all Liens securing such obligations will be released).

Section 6.8                                    Consummation of Transactions. All of the transactions contemplated by the Transaction Documents to be completed on or before the applicable Closing Date shall have been consummated or shall be consummated concurrently with the transactions contemplated hereby, and the Purchaser shall have received executed copies of the Transaction Documents (which shall be in full force and effect).

Section 6.9                                    No Actions. No action shall have been taken and no Law shall have been enacted, adopted or issued by any Governmental Authority that would, as of the applicable Closing Date, prevent the issuance or sale of the applicable Notes or Royalty Rights, and no injunction, restraining order or order of any other nature by any court of competent jurisdiction shall have been issued as of the applicable Closing Date that would prevent the issuance or sale of the applicable Notes or Royalty Rights.

Section 6.10                             Consents. The Purchasers shall have received copies of all consents, approvals, authorizations, orders, registrations and qualifications set forth in Schedule 5.8.

Section 6.11                             Notes Collateral Requirements. The Collateral Agent shall have received with respect to the Notes Collateral, on or prior to the Issue Date:

(a)                all certificates, agreements or instruments representing or evidencing the Equity Interests of the Subsidiary Guarantors referred to in the Security Documents accompanied by instruments of transfer and stock powers undated and endorsed in blank;

(b)                all other certificates, agreements or instruments necessary to perfect the Collateral Agent’s security interest in all chattel paper, all instruments, all deposit accounts and all investment property of each Obligor (to the extent required by any Transaction Document);

(c)                 evidence of the filing of financing statements under the UCC, recordings with the PTO and other recordings (including in any applicable non-U.S. jurisdiction) required, necessary, appropriate or reasonably requested to be made to perfect a security interest in the Notes Collateral, including those specified in the Security Documents; and

(d)                certified copies of UCC, PTO, United States Copyright Office, tax, judgment lien, bankruptcy and pending lawsuit searches or equivalent reports or searches, each as of a recent date and listing all effective financing statements, lien notices or comparable documents that name any Obligor as debtor and that are filed in the jurisdiction in which such Obligor is organized or maintains its principal place of business and such other searches deemed necessary or appropriate, none of which encumber the Notes Collateral covered or intended to be covered in the Security Documents.

Section 6.12                             Insurance. The Collateral Agent shall have received on or prior to the Issue Date evidence that all insurance required to be maintained pursuant to the Transaction Documents by the Obligors has been obtained and is in effect together with the certificates of insurance, naming the Collateral Agent, on behalf of all Persons in whose name the Notes are registered from time to time in the register with respect to the Notes, as an additional insured or loss payee, as the case may be, under all insurance policies maintained with respect to the properties and assets that constitute Notes Collateral.

Section 6.13                             Use of Proceeds. The Issuer will apply the proceeds of the sale of the Notes and the Royalty Rights to repay all outstanding obligations under the Issuer’s Loan and Security Agreement with Hercules, dated as of January 7, 2015, to seek FDA approval for and commercialize its product candidates ARYMO ER™ and Egalet-002, to pay fees, costs and expenses arising in connection with the issuance of the Notes and the Royalty Rights and for general corporate purposes.

Section 6.14                             Royalty Rights. On each Closing Date, (a) the applicable Royalty Right shall have been issued to the Purchaser (or any Affiliate thereof) pursuant to the applicable Royalty Right Agreement and (b) the Issuer and the Purchaser shall execute and deliver such Royalty Right Agreement in the form of Exhibit A.

ARTICLE VII
ADDITIONAL COVENANTS

Section 7.1                                    DTC. The Issuer will use reasonable best efforts to comply with the agreements set forth in the representation letter of the Issuer to DTC relating to the approval of the Notes by DTC for “book-entry” transfer.

Section 7.2                                    Expenses. The Issuer agrees to pay or cause to be paid from the proceeds of the issuance of the Notes and the Royalty Rights all reasonable, documented fees and expenses of Pillsbury Winthrop Shaw Pittman LLP, acting as special counsel to the Purchasers  and Kromann Reumert, acting as special Danish counsel to the Purchasers (the amount of any such payment of the reasonable, documented fees and expenses of Pillsbury Winthrop Shaw Pittman LLP and Kromann Reumert not to exceed in the aggregate the amount set forth in paragraph 2 of the letter agreement dated April 25, 2016 between the Issuer and the Placement Agent (unless otherwise agreed to in writing by the Issuer)), it being understood that the Issuer will not reimburse any other expenses of any Purchasers (including expenses of any other counsel).

Section 7.3                                    Confidentiality; Public Announcement.

(a)                Except as otherwise required by Law or judicial or administrative proceedings (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigation demand or similar process) or the rules and regulations of any securities exchange or trading system or any Governmental Authority or pursuant to requests from regulatory agencies having oversight over any of the Obligors and except as otherwise set forth in this Section 7.3, each Obligor will, and will cause each of its Affiliates, directors, officers, employees, agents, representatives and similarly situated persons who receive such information to, treat and hold as confidential and not disclose to any Person any and all Confidential Information furnished to it by the Purchaser, as well as the information on Schedule 1 to this Purchase Agreement, and to use any such Confidential Information and other information only in connection with this Purchase Agreement and any other Transaction Document and the transactions contemplated hereby and thereby. Notwithstanding the foregoing, the Obligors may disclose such information solely on a need-to-know basis and solely to their members, directors, employees, managers, officers, agents, brokers, advisors, lawyers, bankers, trustees, representatives, investors, co-investors, insurers, insurance brokers, underwriters and financing parties; provided, however, that such Persons shall be informed of the confidential nature of such information and shall be obligated to keep such Confidential Information and other information confidential pursuant to obligations of confidentiality no less onerous than those set forth herein.

(b)                The Purchaser acknowledges that it will not, after the execution of this Purchase Agreement, make a public announcement or filing with respect to the transactions contemplated by the Transaction Documents or reference or describe such transactions in a public announcement or filing, without the Issuer’s prior written consent (such consent not to be unreasonably withheld, delayed or conditioned). Except as required by applicable Law or judicial or administrative proceedings (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigation demand or similar process) or the rules and regulations of any securities exchange or trading system or any Governmental Authority or pursuant to requests from regulatory agencies having oversight over any of the Obligors, in no event shall the Purchaser’s name (in any variation) be used in any public announcement or filing, or in any type of mail or electronic distribution intended for an audience that is not solely limited to the Affiliates of the Issuer, without the Purchaser’s written consent.

(c)                 Except as required by applicable Law or judicial or administrative proceedings (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigation demand or similar process) or the rules and regulations of any securities exchange or trading system or any Governmental Authority or pursuant to requests from regulatory agencies having oversight over any of the Obligors, none of the Obligors or any of their Affiliates shall disclose to any Person, or use or include in any public announcement or any public filing, the identity of any shareholders, members, directors or Affiliates of the Purchaser, without the prior written consent of such shareholder, member, director or Affiliate.

ARTICLE VIII
SURVIVAL OF CERTAIN PROVISIONS

Section 8.1                                    Survival of Certain Provisions. The representations, warranties, covenants and agreements contained in this Purchase Agreement shall survive (a) the execution and delivery of this Purchase Agreement, the Notes, the Guarantees and the Royalty Rights and (b) the purchase or transfer by any Purchaser of any Note or Royalty Right or portion thereof or interest therein. All such provisions are binding upon and may be relied upon by any subsequent holder or beneficial owner of a Note or Royalty Right, regardless of any investigation made at any time by or on behalf of any Purchaser or any other holder or beneficial owner of a Note or Royalty Right. All statements contained in any certificate or other instrument delivered by or on behalf of any party hereto pursuant to this Purchase Agreement shall be deemed to have been relied upon by each other party hereto and shall survive the consummation of the transactions contemplated hereby regardless of any investigation made by or on behalf of any such party. The Transaction Documents embody the entire agreement and understanding among the parties hereto and supersede all prior agreements and understandings relating to the subject matter hereof, other than the separate Confidentiality Agreements entered into between each Purchaser and the Issuer relating to the transactions contemplated hereby. Notwithstanding anything to the contrary elsewhere in this Purchase Agreement, no party shall, in any event, be liable to any other Person for any consequential, incidental, indirect, special or punitive damages of such other Person, including loss of revenue, income or profits, diminution of value or loss of business reputation or opportunity relating to the breach or alleged breach hereof (provided that such limitation with respect to lost profits or otherwise shall not limit the Issuer’s right to recover contract damages in connection with the Purchaser’s failure to close in violation of this Purchase

Agreement, including damages that are a reasonably foreseeable consequence of such failure to close).

ARTICLE IX
NOTICES

Section 9.1                                    Notices. All statements, requests, notices and agreements hereunder shall be in writing and delivered by hand, mail, overnight courier or telefax as follows:

(a)                if to the Purchaser, in accordance with Schedule 1; and

(b)                if to any Obligor, in accordance with Section 12.01 of the Indenture.

ARTICLE X
SUCCESSORS AND ASSIGNS

Section 10.1                             Successors and Assigns. This Purchase Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors, permitted assignees and permitted transferees. So long as any of the Notes or Royalty Rights are outstanding, (i) no Obligor may assign any of its rights or obligations hereunder or any interest herein without the prior written consent of the Purchaser except as permitted in accordance with the Indenture and (ii) no Purchaser shall transfer any of the Notes except in accordance with the provisions of the Indenture.

ARTICLE XI
SEVERABILITY

Section 11.1                             Severability. Any provision of this Purchase Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by Law) not invalidate or render unenforceable such provision in any other jurisdiction.

ARTICLE XII
WAIVER OF JURY TRIAL

Section 12.1                             WAIVER OF JURY TRIAL. THE PURCHASER AND EACH OBLIGOR HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS PURCHASE AGREEMENT.

ARTICLE XIII
GOVERNING LAW; CONSENT TO JURISDICTION

Section 13.1                             Governing Law; Consent to Jurisdiction. THIS PURCHASE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE RULES THEREOF RELATING TO CONFLICTS OF LAW OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF

NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. The parties hereto hereby submit to the non-exclusive jurisdiction of the U.S. federal and state courts of competent jurisdiction in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Purchase Agreement or the transactions contemplated hereby.

ARTICLE XIV
COUNTERPARTS

Section 14.1                             Counterparts. This Purchase Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Purchase Agreement. Any counterpart may be executed by facsimile or other electronic transmission, and such facsimile or other electronic transmission shall be deemed an original.

ARTICLE XV
TABLE OF CONTENTS AND HEADINGS

Section 15.1                             Table of Contents and Headings. The Table of Contents and headings of the Articles and Sections of this Purchase Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

{SIGNATURE PAGE FOLLOWS}

If the foregoing is in accordance with your understanding of this Purchase Agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement among us and you in accordance with its terms.

Very truly yours,

EGALET CORPORATION

By:
Name:
Title:

EGALET LIMITED

By:
Name:
Title:

EGALET US INC.

By:
Name:
Title:

{Signature Page to the Purchase Agreement}

[PURCHASER SIGNATURE PAGE]

{Signature Page to the Purchase Agreement}

ANNEX A
RULES OF CONSTRUCTION AND DEFINED TERMS

Unless the context otherwise requires, in this Annex A and each Transaction Document (or other document) to which this Annex A is attached:

(a)                                 A term has the meaning assigned to it and an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP.

(b)                                 Where any payment is to be made, any funds are to be applied or any calculation is to be made under any Transaction Document (or other document) on a day that is not a Business Day, unless any Transaction Document (or other document) otherwise provides, such payment shall be made, such funds shall be applied and such calculation shall be made on the succeeding Business Day, and payments shall be adjusted accordingly, including interest unless otherwise specified.

(c)                                  Words of the masculine, feminine or neuter gender shall mean and include the correlative words of other genders.

(d)                                 The definitions of terms shall apply equally to the singular and plural forms of the terms defined.

(e)                                  The terms “include”, “including” and similar terms shall be construed as if followed by the phrase “without limitation”.

(f)                                   Unless otherwise specified, references to an agreement or other document include references to such agreement or document as from time to time amended, restated, reformed, supplemented or otherwise modified in accordance with the terms thereof (subject to any restrictions on such amendments, restatements, reformations, supplements or modifications set forth in this Annex A or any Transaction Document (or other document)) and include any Annexes, Exhibits and Schedules attached thereto.

(g)                                  References to any Law shall include such Law as from time to time in effect, including any amendment, modification, codification, replacement or reenactment thereof or any substitution therefor.

(h)                                 References to any Person shall be construed to include such Person’s successors and permitted assigns (subject to any restrictions on assignment, transfer or delegation set forth in this Annex A or any Transaction Document (or other document)), and any reference to a Person in a particular capacity excludes such Person in other capacities.

(i)                                     The word “will” shall be construed to have the same meaning and effect as the word “shall”.

(j)                                    The words “hereof”, “herein”, “hereunder” and similar terms when used in this Annex A or any Transaction Document (or other document) shall refer to this Annex A or such Transaction Document (or other document) as a whole and not to any particular provision hereof or thereof, and Article, Section, Annex, Schedule and Exhibit references herein and therein are references to Articles and Sections of, and Annexes, Schedules and Exhibits to, the relevant Transaction Document (or other document) unless otherwise specified.

(k)                                 In the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and each of the words “to” and “until” means “to but excluding”.

(l)                                     References to any action, remedy or method of judicial proceeding for the enforcement of the rights of creditors or of security shall be deemed to include, in respect of any jurisdiction other than the State of New York, references to such action, remedy or method of judicial proceeding for the enforcement of the rights of creditors or of security available or appropriate in such jurisdiction as shall most nearly approximate such action, remedy or method of judicial proceeding described or referred to in the relevant Transaction Document (or other document).

“$” means lawful money of the United States.

“Accredited Investor” means an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3) or (a)(7) under the Securities Act that is not (i) a QIB or (ii) a Person other than a U.S. person (as defined in Regulation S) that acquires Notes in reliance on Regulation S.

“Additional Notes” means the 13% Senior Secured Notes of the Issuer in the initial Outstanding Principal Balance of $40,000,000 that may be issued on the Subsequent Closing Date pursuant to Section 2.01(c) of the Indenture and Section 3.1 of the Purchase Agreements.

“Additional Securities Triggering Event” means the FDA has approved ARYMO ER™ on or before June 30, 2017.

“Affiliate” means, with respect to any specified Person, another Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the specified Person. For purposes of this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise, and “controlled” has a meaning correlative thereto.

“Anti-Money Laundering Laws” has the meaning set forth in Section 5.24 of the Purchase Agreements.

“ARYMO ER™” means the product candidate referred to as ARYMO ER™ (whether marketed under such name or any other name).

“Business Day” means any day other than a Saturday, a Sunday or any other day on which banking institutions are authorized or required by Law to close in New York City or the city in which the Trustee’s corporate trust office is located.

“Capital Stock” means (a) in the case of a corporation, corporate stock or shares, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and membership rights, and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, in each case to the extent treated as equity in accordance with GAAP.

“Closing Date” means each of the Issue Date and the Subsequent Closing Date (if any).

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Collateral Agent” means U.S. Bank National Association in its capacity as “Collateral Agent” under the Indenture and under the Security Documents and any successor thereto in such capacity.

“Collateral Agreement” means that certain collateral agreement, dated as of the Issue Date, among the Obligors, the other subsidiary parties from time to time party thereto, the Trustee and the Collateral Agent.

“Commission” means the U.S. Securities and Exchange Commission or any successor thereto.

“Confidential Information” means, as it relates to the Purchaser (or its Affiliates), all information (whether written or oral, or in electronic or other form) furnished to the Issuer or its Affiliates at any time concerning the Purchaser or its Affiliates (including any of its equityholders), including any and all information regarding any aspect of the Purchaser’s business, including its owners, funds, strategy, market views, structure, investors or potential investors. Such Confidential Information includes any IRS Form W-9 or W-8BEN (or any similar type of form) provided by the Purchaser to the Issuer or its Affiliates. Notwithstanding the foregoing definition, “Confidential Information” shall not include information that is (v) independently developed or discovered by any Obligor without use of or access to any information described in the second preceding sentence, as demonstrated by documentary evidence, (w) already in the public domain at the time the information is disclosed or has become part of the public domain after such disclosure through no breach of the Purchase Agreement, (x) lawfully obtainable from other sources, (y) required to be disclosed in any document to be filed with any Governmental Authority or otherwise required to be disclosed under applicable Law or judicial or administrative proceedings (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigation demand or similar process) or pursuant to requests from regulatory agencies having oversight over any of the Obligors or (z) required to be disclosed by court or administrative order or under securities Laws applicable to any party to the Purchase Agreement or pursuant to the rules and regulations of any stock exchange or stock market on which securities of any Obligor or its Affiliates or the Purchaser or its Affiliates may be listed for trading.

“Confidentiality Agreement” means a confidentiality agreement substantially in the form of Exhibit E to the Indenture or substantially in the form of any confidentiality agreement attached to Schedule 2 to an applicable Purchase Agreement.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Definitive Security” has the meaning set forth in Appendix A to the Indenture as of the Issue Date.

“DTC” means The Depository Trust Company (including its nominees).

“Egalet-002” means the product candidate referred to as Egalet-002 (whether marketed under such name or any other name).

“Environmental Laws” has the meaning set forth in Section 5.20 of the Purchase Agreements.

“Equity Interests” means, with respect to any Person, all of the shares of Capital Stock of (or other ownership, distribution or profit interests or participations in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of Capital Stock of (or other ownership, distribution or profit interests or participations in) such Person and all of the other ownership, distribution or profit interests or participations in such Person (including partnership, membership or trust interests therein), whether voting or non-voting, and whether or not such shares, warrants, options, rights or other interests or participations are outstanding on any date of determination.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended.

“Event of Default” has the meaning set forth in the Indenture as of the Issue Date.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Exchange Act Documents” has the meaning set forth in Section 5.4 of the Purchase Agreements.

“FDA” means the U.S. Food and Drug Administration or any successor thereto.

“FFDCA” has the meaning set forth in Section 5.28 of the Purchase Agreements.

“GAAP” means generally accepted accounting principles in effect in the United States from time to time.

“Global Security” has the meaning set forth in Appendix A to the Indenture as of the Issue Date.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, arbitrator, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means any guarantee of the obligations of the Issuer under the Indenture and the Notes by any Person in accordance with the provisions of the Indenture.

“Health Care Authorizations” has the meaning set forth in Section 5.29 of the Purchase Agreements.

“Health Care Laws” has the meaning set forth in Section 5.29 of the Purchase Agreements.

“Hercules” means Hercules Capital, Inc. (f/k/a Hercules Technology Growth Capital, Inc.).

“Indenture” means that certain indenture for the Notes, dated as of the Issue Date, among the Obligors, the Trustee and the Collateral Agent.

“INHAM Exemption” has the meaning set forth in Section 4.3(a)(iii)(z) of the Purchase Agreement.

“Intellectual Property” means, with respect to any Person, all intellectual property and proprietary rights in any jurisdiction throughout the world, and all corresponding rights, presently or hereafter existing, including: (a) all inventions (whether or not patentable or reduced to practice), all improvements thereto, and all patents, patent applications, industrial designs, industrial design applications, and patent disclosures, together with all reissues, continuations, continuations-in-part, revisions, divisionals, extensions, and reexaminations in connection therewith; (b) all trademarks, trademark applications, tradenames, servicemarks, servicemark applications, trade dress, logos and designs, business names, company names, Internet domain names, and all other indicia of origin, all applications, registrations, and renewals in connection therewith, and all goodwill associated with any of the foregoing; (c) all copyrights and other works of authorship, mask works, database rights and moral rights, and all applications, registrations, and renewals in connection therewith; (d) all trade secrets and proprietary know-how and confidential information (including technical data, customer and supplier lists, manufacturing processes, pricing and cost information, and business and marketing plans and proposals); (e) all software (including source code, executable code, data, databases, and related documentation); and (f) all rights of privacy and publicity, including rights to the use of names, likenesses, images, voices, signatures and biographical information of real persons.

“Investment Company Act” means the U.S. Investment Company Act of 1940, as amended.

“IRS” means the U.S. Internal Revenue Service.

“Issue Date” means the date hereof.

“Issuer” has the meaning set forth in the preamble to the Purchase Agreements.

“Laws” means, collectively, all international, foreign, federal, state and local laws, statutes, treaties, rules, guidelines, regulations, ordinances, judgments, orders, writs, injunctions, decrees, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable Law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the UCC (or equivalent statutes) of any jurisdiction); provided, that in no event shall an operating lease be deemed to constitute a Lien.

“Material Adverse Effect” means a material adverse effect on (a) the business, properties, financial position, results of operations or business prospects of the Obligors taken as a whole, (b) the ability of the Obligors to perform their obligations under the Transaction Documents or (c) the validity or enforceability of the Transaction Documents.

“Material Contract” means a contract or other agreement to which any Obligor is a party, by which any Obligor is bound or to which any of the property or assets of any Obligor is subject that is material in relation to the business, operations, affairs, financial condition, assets or properties of the Obligors taken as a whole.

“Notes” means the 13% Senior Secured Notes of the Issuer, substantially in the form of Exhibit A to the Indenture, and shall include, for the avoidance of doubt, the Original Notes and the Additional Notes, as and to the extent issued pursuant to the terms and conditions of the Indenture and the Purchase Agreements.

“Notes Collateral” means all property subject, or purported to be subject from time to time, to a Lien under any Security Documents.

“Obligors” means, collectively, the Issuer and the Subsidiary Guarantors.

“Original Notes” means the 13% Senior Secured Notes of the Issuer in the initial Outstanding Principal Balance of $40,000,000 that are issued on the Issue Date pursuant to Section 2.01(b) of the Indenture and Section 3.1 of the Purchase Agreements.

“Other Agreements” has the meaning set forth in Section 3.1 of the Purchase Agreements.

“Other Purchasers” has the meaning set forth in Section 3.1 of the Purchase Agreements.

“Outstanding Principal Balance” means, with respect to any Note or other evidence of indebtedness outstanding, the total principal amount of such Note or other evidence of indebtedness unpaid and outstanding at any time.

“Patents” means (i) an issued patent or a patent application, (ii) all registrations and recordings thereof, (iii) all continuations and continuations-in-part to an issued patent or patent application, (iv) all divisions, patents of addition, reissues, renewals and extensions of any patent, patent application, continuation or continuation-in-part and (v) all counterparts of any of the above in any jurisdiction.

“Paying Agent” means an office or agency where Notes may be presented for payment maintained by the Issuer in accordance with Section 2.04(a) of the Indenture.

“Payment Date” means each March 20 and September 20.

“Permits” has the meaning set forth in Section 5.28 of the Purchase Agreements.

“Permitted Lien” in respect of a Person means: (i) pledges or deposits by such Person under workmen’s compensation Laws, unemployment insurance Laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business; (ii) Liens imposed by Law, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review; (iii) Liens for taxes, assessments or other governmental charges not yet due or payable or subject to penalties for nonpayment or that are being contested in good faith by appropriate proceedings; (iv) Liens in favor of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; (v) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties that were not incurred in connection with indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person; (vi) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods; (vii) deposits made in the ordinary course of business to secure liability to insurance carriers; (viii) grants of software and other technology licenses in the ordinary course of business; (ix) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business; (x) Liens arising by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depository or financial institution; and (xi) Liens created in favor of the Trustee or the Collateral Agent.

“Person” means an individual, corporation, partnership, association, limited liability company, unincorporated organization, trust, joint stock company or joint venture, a Governmental Authority or any other entity.

“Placement Agent” means Morgan Stanley & Co. LLC.

“Plan Assets” has the meaning given to such term by Section 3(42) of ERISA and regulations issued by the U.S. Department of Labor.

“Price” has the meaning set forth in Section 3.1 of the Purchase Agreements.

“PTE” has the meaning set forth in Section 4.3(a)(iii)(w) of the Purchase Agreements.

“PTO” means the U.S. Patent and Trademark Office.

“Purchase Agreement” means that certain purchase agreement dated the Issue Date among the Obligors and the Purchaser party thereto.

“Purchase Agreements” means, collectively, each Purchase Agreement and the Other Agreements.

“Purchase Price” has the meaning set forth in Section 3.1 of the Purchase Agreements.

“Purchaser” has the meaning set forth in Section 1.1 of the Purchase Agreements.

“Purchasers” has the meaning set forth in Section 1.1 of the Purchase Agreements.

“QIB” means a qualified institutional buyer within the meaning of Rule 144A.

“QPAM Exemption” means PTE 84-14 (issued December 21, 1982, as subsequently amended).

“Record Date” means each March 5 and September 5.

“Regulation S” means Regulation S under the Securities Act.

“Relevant Intellectual Property” has the meaning set forth in Section 5.19(b) of the Purchase Agreements.

“Relevant Patents” has the meaning set forth in Section 5.19(b) of the Purchase Agreements.

“Responsible Officer” means, with respect to any Obligor, any manager, director or officer of such Obligor.

“Royalty Right Agreements” means the separate royalty right agreements between the Issuer and each Purchaser (or an Affiliate thereof).

“Royalty Rights” means the royalty rights sold by the Issuer to the Purchasers (or Affiliates thereof) pursuant to and subject to the terms and conditions of the Royalty Right Agreements.

“Rule 144A” means Rule 144A under the Securities Act.

“Sanctions” has the meaning set forth in Section 5.25(a) of the Purchase Agreements.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Security Documents” means the security agreements, pledge agreements, mortgages, collateral assignments and related agreements, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time, creating, perfecting or otherwise evidencing the security interests in the Notes Collateral as contemplated by the Indenture.

“Similar Law” has the meaning set forth in Section 4.3(b) of the Purchase Agreements.

“Source” has the meaning set forth in Section 4.3(a) of the Purchase Agreements.

“Subsequent Closing Date” has the meaning set forth in Section 3.1 of the Purchase Agreements.

“Subsidiary” means, with respect to any Person, (a) any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, and (b) any partnership, joint venture or limited liability company of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (y) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity. For purposes of clarity, a Subsidiary of a Person shall not include any Person that is under common control with the first Person solely by virtue of having directors, managers or trustees in common and shall not include any Person that is solely under common control with the first Person (i.e., a sister company with a common parent).

“Subsidiary Guarantors” has the meaning set forth in the preamble to the Purchase Agreements.

“Transaction Documents” means the Indenture, the Notes, the Royalty Right Agreements, the Guarantees, the Security Documents, the Purchase Agreements and any intercreditor agreement in the form of Exhibit D to the Indenture.

“Trustee” has the meaning set forth in Section 3.1 of the Purchase Agreements.

“Trustee Closing Account” means the account maintained with the Trustee at U.S. Bank National Association, ABA No. 091000022, Account No. 1731 0332 1092, Ref. Egalet Corporation Senior Notes, Attention: Alison D.B. Nadeau.

“UCC” means the Uniform Commercial Code as in effect in the State of New York; provided, that, if perfection, the effect of perfection or non-perfection or the priority of any security interest in any Notes Collateral is governed by the Uniform Commercial Code (or equivalent Law) as in effect in a jurisdiction other than the State of New York, then “UCC” means the Uniform Commercial Code (or equivalent Law) as in effect from time to time in such other jurisdiction for purposes of the provisions relating to such perfection, effect of perfection or non-perfection or priority.

“U.S.” or “United States” means the United States of America, its 50 states, each territory thereof and the District of Columbia.

“Voting Stock” of any Person as of any date means the Equity Interests of such Person that are at the time outstanding and entitled to vote generally (without regard to the occurrence of any contingency) in the election of the board of directors or similar governing body of such Person or any duly authorized committee thereof